United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 18, 2025

Fidelity National Financial, Inc.
(Exact Name of Registrant as Specified in its Charter)
001-32630
(Commission File Number)

Nevada	16-1725106
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-8100
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
FNF Common Stock, $0.0001 par value	FNF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events
On December 18, 2025, Fidelity National Financial, Inc. (the “Company” or “FNF”) issued a press release announcing that it had determined the final distribution ratio relating to its previously announced special stock distribution (the “Distribution”) to FNF shareholders. The Distribution will consist of 16,280,204 shares of common stock of F&G Annuities & Life, Inc. (“F&G”) owned by FNF, representing approximately 12% of the outstanding shares of F&G common stock.

The Distribution will be made on December 31, 2025 (the “Distribution Date”) to FNF shareholders of record as of 4:30 p.m. ET on December 17, 2025 (the “Record Date”). The Distribution will consist of a pro rata common stock distribution to each FNF shareholder of record as of the Record Date.

As of the Record Date, FNF had 271,336,723 shares of its common stock, par value $0.0001 per share, outstanding. Based on such number, FNF shareholders will receive six shares of F&G common stock for every 100 shares of FNF common stock held as of the Record Date.

No fractional shares of F&G common stock will be distributed. Instead, FNF shareholders will receive cash in lieu of any fraction of a share of F&G common stock that they otherwise would have received. The Distribution of F&G common stock, and any cash in lieu of fractional shares, will be structured as a taxable distribution that is expected to be treated as a dividend to FNF shareholders for U.S. federal income tax purposes.

The foregoing description of the press release announcing the Distribution Ratio is only a summary and is qualified in its entirety by reference to the full text of the press release, a copy of which is filed as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

In connection with the Distribution, FNF expects to distribute a final information statement (the “Information Statement”) to FNF shareholders of record as of the Record Date on or about December 18, 2025. The Information Statement contains a description of F&G, as well as a description of the Distribution and certain U.S. federal income tax consequences of the Distribution. A copy of the Information Statement is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description
99.1	Press release, dated December 18, 2025.
99.2	Information Statement, dated December 18, 2025

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.
Date:	December 18, 2025	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel and Corporate Secretary